UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 17, 2005

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 17, 2005, The J. Jill Group, Inc. (the “Company”) and Lisa Bayne entered into a letter agreement relating to Ms. Bayne’s employment as Executive Vice President/Chief Marketing Officer of the Company.  Under the agreement, Ms. Bayne will receive an annual base salary of $300,000 (increasing to $375,000 following relocation), a guaranteed bonus for the Spring 2006 and Fall 2006 seasons equal to 80% of her base salary for the relevant season, an option to purchase 30,000 shares of the Company’s common stock, and certain severance and other benefits.  The Company and Ms. Bayne also entered into a separate agreement regarding the protection of the Company’s property, which includes provisions relating to the protection of confidential information and intellectual property and covenants not to compete with the Company or solicit the Company’s employees.  Copies of the employment letter agreement and the agreement to protect corporate property are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(c)          Exhibits

10.1                           Employment Letter Agreement, dated October 17, 2005, between the Company and Lisa Bayne

10.2                           Agreement to Protect Corporate Property, dated October 17, 2005, between the Company and Lisa Bayne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: October 20, 2005	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President /
Chief Financial Officer and
Chief Administrative Officer
(Principal Financial Officer)